Exhibit 99.1

NEWS RELEASE

Contact:

Alliance Imaging

R. Brian Hanson

Executive Vice President

Chief Financial Officer

(714) 688-7100

ALLIANCE IMAGING REPORTS RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2004

ANAHEIM, CA—March 7, 2005–Alliance Imaging, Inc. (NYSE:AIQ), a leading national provider of diagnostic imaging services, announced results for the fourth quarter and year ended December 31, 2004.

Revenue for the fourth quarter increased 5.5% to $107.2 million from $101.6 million in the comparable 2003 quarter.  Revenue for 2004 increased 4.0% to $432.1 million from $415.3 million in 2003.

Alliance’s earnings before interest, other income and expense, net, taxes, depreciation, and amortization, adjusted for employment agreement costs, severance and related costs, non-cash stock-based compensation, loss on early retirement of debt, and non-cash asset impairment charges (“Adjusted EBITDA”), was $40.1 million in the quarter, compared to $40.9 million in the prior year period.  Adjusted EBITDA for the full year was $168.3 million, compared to $170.3 million in the 2003 full year.  For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “EBITDA and Adjusted EBITDA” included in the tables following this release.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer stated, “Alliance is pleased with the progress the Company made in 2004.  Alliance continued to focus its efforts on three important initiatives to address challenging market dynamics and position Alliance Imaging for growth.  The Company has made significant progress in stabilizing our core mobile MRI business, growing the PET and PET/CT business, and building new fixed-sites.  Alliance opened 12 fixed-sites in 2004 and plans to open an additional 12 to 15 fixed-sites in 2005.  The Company remains particularly focused on these three core initiatives in 2005 and Alliance believes that our strategy of providing high-quality, turn-key imaging solutions to hospitals and health systems well positions Alliance Imaging for further success in the future.”

In connection with the successful completion of the Company’s senior subordinated note and amended bank term loan facility debt refinancing in December 2004, Alliance recorded a loss on early retirement of debt totaling $44.4 million, or $(0.56) per share, net of related tax effects.

Net loss per share, in accordance with generally accepted accounting principles, was $(0.49) per share for the 2004 fourth quarter, compared to diluted earnings per share of $0.14 in the 2003 comparable period.  Net loss per share for the 2004 full year was $(0.01) per share, compared to $(0.66) per share for the 2003 full year.  For a more detailed discussion and computation of earnings per share, see the table entitled “Earnings (Loss) Per Share” included in the tables following this release.

Earnings per share on a diluted basis (excluding loss on early retirement of debt, employment agreement costs, severance and related costs, non-cash stock-based compensation, and impairment charges, net of related tax effects) was $0.09 per share for the fourth quarter of 2004 compared to $0.10 per share for the fourth quarter of 2003.  Earnings per share on a diluted basis (excluding the items noted above) for the 2004 full year was $0.49 per share compared to $0.56 per share for the 2003 full year.

The Company recorded an income tax benefit of $14.0 million in the fourth quarter of 2004, compared to an income tax expense of $0.7 million in the fourth quarter of 2003.  The income tax benefit in the fourth quarter of 2004 primarily resulted from the benefit associated with the successful completion of its senior subordinated note tender offer and amended bank term loan facility in December 2004.  The income tax benefit for the 2004 full year was $6.8 million compared to an income tax benefit of $1.7 million in the prior year.

At December 31, 2004 and 2003, the Company’s net debt (long-term debt, including current maturities, less cash and cash equivalents) to last twelve months Adjusted EBITDA was 3.3 times.  Cash flow provided by operating activities was $120.9 million for the full year of 2004, compared to $129.0 million for the 2003 full year.

Alliance generated $48.5 million of free cash flow in 2004, excluding borrowings totaling $43.1 million to fund tender premium and consent payments associated with the early retirement of the Company’s 10 3/8% senior subordinated notes, underwriting fees paid in connection with the issuance of Alliance’s 7 1/4% senior subordinated notes, and underwriting fees and commitment fees paid in connection with the Company’s amended term loan facility and revolving line of credit.

Capital expenditures in the 2004 fourth quarter were $16.7 million, compared to $20.6 million in the fourth quarter of 2003.  Capital expenditures totaled $85.7 million for the 2004 full year compared to $90.2 million in 2003.

Investors and all others are invited to listen to a conference call discussing fourth quarter and year end 2004 results.  The conference call is scheduled for Tuesday, March 8, 2005 at 1:00 p.m. Eastern Time.  The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.allianceimaging.com.  Click on Audio Presentations in the Investor Relations section of the website to access the link. The conference call can also be accessed at (888) 874-9713 (United States) or  (973) 582-2706 (International).  Interested parties should call at least five minutes prior to the conference call to register.  A replay of the call can be accessed until Monday, June 6, 2005 by visiting the Company’s website or by calling (877) 519-4471 (United States) or (973) 341-3080 (International).  The conference call identification number is 5750488.

Alliance Imaging is a leading national provider of diagnostic imaging services.  Alliance provides imaging services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of fixed-site imaging centers.  The Company had 478 diagnostic imaging systems, including 362 MRI systems and 54 PET or PET/CT systems, and over 1,000 clients in 43 states at December 31, 2004.

This press release contains forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  These statements involve risks and uncertainties that could cause actual results to differ materially from those projected.  For a complete list of risks and uncertainties, please refer to the Risk Factor section of the Company’s Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

# # #

ALLIANCE IMAGING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands, except per share amounts)

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2003	2004	2003	2004

Revenues	$101,555	$107,193	$415,283	$432,080

Costs and expenses:
Cost of revenues, excluding depreciation and amortization	50,543	54,965	198,456	217,605
Selling, general and administrative expenses	9,783	11,758	44,881	43,791
Non-cash stock-based compensation	418	63	1,672	322
Employment agreement costs	321	274	2,446	2,064
Severance and related costs	391	596	2,246	1,223
Loss on early retirement of debt	—	44,393	—	44,393
Impairment charges	—	—	73,225	—
Depreciation expense	21,116	20,022	77,675	80,488
Amortization expense	868	882	2,897	3,522
Interest expense, net of interest income	10,515	11,419	43,589	44,039
Other (income) and expense, net	43	116	(200)	(484)
Total costs and expenses	93,998	144,488	446,887	436,963
Income (loss) before income taxes and minority interest expense	7,557	(37,295)	(31,604)	(4,883)
Income tax expense (benefit)	722	(13,997)	(1,680)	(6,770)
Minority interest expense	302	417	1,686	2,373
Net income (loss)	$6,533	$(23,715)	$(31,610)	$(486)

Comprehensive income (loss), net of income taxes:
Net income (loss)	$6,533	$(23,715)	$(31,610)	$(486)
Unrealized gain (loss) on hedging transactions	—	446	—	(278)
Comprehensive income (loss)	$6,533	$(23,269)	$(31,610)	$(764)

Earnings (loss) per common share:
Basic	$0.14	$(0.49)	$(0.66)	$(0.01)
Diluted (see table on following page)	$0.14	$(0.49)	$(0.66)	$(0.01)

Weighted average number of shares of common stock and common stock equivalents:
Basic	47,959	48,888	47,872	48,350
Diluted	48,304	48,888	47,872	48,350

ALLIANCE IMAGING, INC.

EBITDA AND ADJUSTED EBITDA

(in thousands)

EBITDA represents earnings before interest expense, net of interest income, other income and expense, net, income taxes, and depreciation and amortization expense.  Adjusted EBITDA represents EBITDA adjusted for employment agreement costs, severance and related costs, non-cash stock-based compensation, loss on early retirement of debt, and impairment charges. EBITDA and Adjusted EBITDA are not presentations made in accordance with accounting principles generally accepted in the United States of America.  EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of profitability or liquidity.  EBITDA and Adjusted EBITDA are included to provide additional information with respect to a measure that certain investment analysts use as a benchmark for measuring our operating performance, our ability to satisfy our debt service, capital expenditure and working capital requirements, and because certain covenants in our debt service instruments are based on similar measures.  While EBITDA and Adjusted EBITDA are used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.  The calculations of EBITDA and Adjusted EBITDA are shown below:

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2003	2004	2003	2004

Net income (loss)	$6,533	$(23,715)	$(31,610)	$(486)
Income tax expense (benefit)	722	(13,997)	(1,680)	(6,770)
Other (income) and expense, net	43	116	(200)	(484)
Interest expense, net of interest income	10,515	11,419	43,589	44,039
Amortization expense	868	882	2,897	3,522
Depreciation expense	21,116	20,022	77,675	80,488
EBITDA	39,797	(5,273)	90,671	120,309
Impairment charges	—	—	73,225	—
Loss on early retirement of debt	—	44,393	—	44,393
Severence and related costs	391	596	2,246	1,223
Employment agreement costs	321	274	2,446	2,064
Non-cash stock-based compensation	418	63	1,672	322
Adjusted EBITDA	$40,927	$40,053	$170,260	$168,311

Revenue	$101,555	$107,193	$415,283	$432,080

EBITDA margin	39.2%	-4.9%	21.8%	27.8%
Adjusted EBITDA margin	40.3%	37.4%	41.0%	39.0%

ALLIANCE IMAGING, INC.

EARNINGS (LOSS) PER SHARE

(in thousands, except per share amounts)

Earnings (loss) per share represents net income (loss) divided by the weighted average number of shares of common stock and, in the case of periods that the Company had net income, common stock equivalents outstanding during the quarter.  Earnings (loss) per share, excluding employment agreement costs, severance and related costs, non-cash stock-based compensation, loss on early retirement of debt (in the fourth quarter and year ended December 31, 2004), and impairment charges (in the third quarter and nine months ended September 30, 2003), represent the add back of the above noted items, net of tax, divided by the weighted average number of shares of common stock and, in the case of periods that the Company had net income, common stock equivalents outstanding during the quarter.  Earnings (loss) per share, excluding employment agreement costs, severance and related costs, non-cash stock-based compensation, loss on early retirement of debt, and impairment charges, are not a presentation made in accordance with accounting principles generally accepted in the United States of America.  Earnings (loss) per share, excluding employment agreement costs, severance and related costs, non-cash stock-based compensation, loss on early retirement of debt, and impairment charges, should not be considered in isolation or as a substitute for earnings (loss) per share, net income, and other income statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability.  Earnings (loss) per share, excluding employment agreement costs, severance and related costs, non-cash stock-based compensation, loss on early retirement of debt, and impairment charges, is included to provide additional information with respect to a measure that certain investment analysts use as a benchmark for our operating performance and because certain covenants in our debt service instruments are based on similar measures.  While earnings (loss) per share, excluding employment agreement costs, severance and related costs, non-cash stock-based compensation, loss on early retirement of debt, and impairment charges, is used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.  The calculations of earnings (loss) per share and earnings (loss) per share, excluding employment agreement costs, severance and related costs, non-cash stock-based compensation, loss on early retirement of debt, and impairment charges, are shown below:

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2003	2004	2003	2004

Net income (loss), as reported	$6,533	$(23,715)	$(31,610)	$(486)
Adjustment for discrete income tax items	(2,289)	281	(2,289)	(4,816)
Add employment agreement costs	321	274	2,446	2,064
Less income tax effect of employment agreement costs	(133)	(118)	(1,015)	(844)
Add severance and related costs	391	596	2,246	1,223
Less income tax effect of severance and related costs	(162)	(256)	(932)	(500)
Add non-cash stock-based compensation	418	63	1,672	322
Less income tax effect of non-cash stock based compensation	(173)	(27)	(694)	(132)
Add loss on early retirement of debt	—	44,393	—	44,393
Less income tax effect of loss on early retirement of debt	—	(17,143)	—	(17,143)
Add impairment charges	—	—	73,225	—
Less income tax effect of impairment charges	—	—	(15,964)	—
	(1,627)	28,063	58,695	24,567

Income before employment agreement costs, severance and related costs, non-cash stock-based compensation, loss on early retirement of debt, and impairment charges	$4,906	$4,348	$27,085	$24,081

Earnings (loss) per share - diluted
As reported	$0.14	$(0.49)	$(0.66)	$(0.01)
Excluding employment agreement costs, severance and related costs, non-cash stock-based compensation loss on early retirement of debt, and impairment charges	$0.10	$0.09	$0.56	$0.49

Weighted average number of shares outstanding:
Diluted (in periods reported with a loss)		48,888	47,872	48,350
Diluted (in periods reported with income)	48,304	49,901	48,414	48,910

ALLIANCE IMAGING, INC.

SELECTED CONDENSED

CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

	December 31, 2003	December 31, 2004

Cash and cash equivalents	$20,931	$20,721
Accounts receivable, net	45,276	50,146
Total current assets	87,683	90,054
Equipment, net	352,631	353,511
Total assets	628,176	622,198
Total current liabilities	67,625	69,328
Long-term debt, including current maturities	581,247	575,664
Total stockholders’ deficit	(70,798)	(67,528)

ALLIANCE IMAGING, INC.

SELECTED STATISTICAL INFORMATION

	Fourth Quarter Ended December 31,
	2003	2004

MRI
Average number of scan-based systems	300.2	290.3
Scans per system per day	9.38	9.72
Total number of MRI scans	199,803	198,964
Price per scan	$357.81	$355.57

Scan-based MRI revenue (in millions)	$71.5	$70.7
Non-scan based MRI revenue (in millions)	5.7	7.0
Total MRI revenue (in millions)	$77.2	$77.7

PET or PET/CT systems
Average number of systems	41.0	51.5
Scans per system per day	4.70	5.00
Total number of PET and PET/CT scans	11,506	14,613
Price per scan	$1,330.78	$1,370.43

Revenue breakdown (in millions)
Total MRI revenue	$77.2	$77.7
PET and PET/CT revenue	15.4	20.1
Other modalities and other revenue	9.0	9.4
Total revenues	$101.6	$107.2